Exhibit 10.1

RETAIL ACCESS AND DISTRIBUTION AGREEMENT

THIS RETAIL ACCESS AND DISTRIBUTION AGREEMENT (this “Agreement”) is entered into on February 21, 2014 (the “Effective Date”), by and between Insignia Systems, Inc., a Minnesota corporation (“Insignia”), with its principal place of business at 8799 Brooklyn Blvd., Minneapolis, MN  55445, and Valassis In-Store Solutions, Inc., a Delaware corporation (“Valassis”), with its principal place of business at 19975 Victor Parkway, Livonia, MI 48152.

RECITALS:

Insignia sells, markets, develops, manufactures and distributes Signs with Price to CPGs and has relationships with certain Retailers for the distribution of Signage sold to CPGs and installation at such Retailers’ locations (the “Insignia Retailers”).  Valassis sells and markets Equity Signs to CPGs and has relationships with certain Retailers for the distribution of Signage sold to CPGs and installed at such Retailers’ locations (the “Valassis Retailers”).  The parties desire to set forth the terms and conditions under which: (i) Valassis may sell Equity Signs to CPGs for installation in certain of the Insignia Retailers, which will be produced by Insignia and installed by a Third Party Installer, into certain Insignia Retailers (the “Insignia Extended Retailer Network,” as further defined herein); (ii) Insignia shall produce and arrange for the installation of such Signage as further set forth herein and (iii) Insignia may sell Signs with Price to CPGs for installation into certain of the Valassis Retailers. This Agreement expressly intends to supersede all prior agreements between the parties hereto.

AGREEMENT:

In consideration of the foregoing and the agreements contained herein, the parties agree as follows:

1.                                      Definitions.  For purposes of this Agreement, the terms below shall have the following meanings:

(a)                                 “Affiliate” when used with reference to a person, means any person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, or owns greater than fifty percent (50%) of the voting power, in the specified person (the term “control” for this purpose, shall mean the ability, whether by the ownership of shares or other equity interest, by contract or otherwise, to elect a majority of the directors of a corporation, independently to select the managing partner of a partnership or the manager or managers of a limited liability company, or otherwise to have the power independently to remove and then select a majority of those persons exercising governing authority over an entity, and control shall be conclusively presumed in the case of the direct or indirect ownership of fifty percent (50%) or more of the equity interests in the specified person).

(b)                                 “Confidential Information” means any non-public information of a party which is known (or reasonably should be known by the recipient) to be confidential information of the discloser, including any written or electronic information marked “Confidential,” “Proprietary” or in some other manner to indicate its confidential nature.  Confidential Information includes, but is not limited to, information concerning business and marketing plans; business know-how, methods and processes; cost, pricing, rates and payment amounts relating to each party’s business, CPGs, Valassis Retailers, Insignia Retailers (including, in each case, the identity of and contact information for CPG and Retailer personnel), compliance or other program results; and amounts of business and the value and terms and conditions of Signage contracts that either party has within their respective retailer networks as defined herein.  From time to time, Valassis and Insignia may agree to allow the other party to disclose certain Confidential Information to allow the other party to engage in full disclosure business practices; provided, however, that the parties hereto agree each shall be entitled to disclose to the Retailers in their own retailer network, with the prior consent of the other party hereto, the amounts paid to the other party hereto for access to the retailer network of the other party.

(c)                                  “Existing Agreements” means all prior agreements between the parties hereto, whether written or oral, and regardless as to form of the agreement, and pertaining to the subject matter hereof and related matters, all of which are terminated as of the effective date of this Agreement.

(d)                                 “CPG” means a manufacturer that sells consumer packaged goods to Retailers for resale to consumers.

(e)                                  “Equity Signs” for purposes of this Agreement means Valassis’ in-store advertising signs known as “AdPOP” and “BladePOP” signs (as well as coupons and tear pads which may be affixed thereto) and such other in-store advertising signs that the parties hereto may mutually agree in writing should be considered “Equity Signs” for the purposes of this Agreement, in each case, where (i) such signs do not state a price for the product advertised thereon; and (ii) the installation of which would not constitute a violation of any existing Insignia agreement.

(f)                                   “Equity Sign Installer Expenses” means the costs and expenses incurred and payable to a Third Party Installer for the installation, de-installation, monitoring and maintenance of Equity Signs consistent with the terms and conditions hereof and the direction of Insignia.

(g)                                  “Insignia Extended Retailer Network” means certain of the Retailers with whom Insignia has a relationship (which may or may not be in contractual form) to place Signs with Price and/or Equity Signs at such Retailers’ location(s), currently consisting of the Retailers set forth on Exhibit A, as the same may be adjusted as provided in Section 4, below. “Insignia Network Retailer” means a Retailer in the Insignia Extended Retailer Network, and for purposes of this Agreement, certain wholesalers with whom Insignia has relationships (which may or may not be in contractual form).

(h)                                 “Intellectual Property”  means tangible or intangible: (i) copyright rights (including, without limitation, the right to use, record, reproduce, modify, adapt, edit, enhance, maintain, support, sublicense, distribute copies of, exploit, and exhibit the copyrighted work and to prepare derivative works) and copyright registrations and applications, (ii) trademark rights (including, without limitation, trade names, trademarks, service marks and trade dress), trademark and service mark registrations and applications (collectively, “Trademarks”), (iii) patent rights (including, without limitation, the exclusive right to make, use and sell), inventions, patent registrations and patent applications, (iv) moral rights, author’s rights, right of publicity, contract and licensing rights, rights in packaging, goodwill, technology, methods, compositions, formulae, and (v) other intellectual property rights, as may exist now and/or hereafter come into existence, and all renewals and extensions thereof, regardless of whether any such rights arise under the laws of the United States or any other state, country or jurisdiction and regardless of whether or not such rights have been registered with the appropriate authorities in such jurisdictions in accordance with the relevant legislation.

(i)                                     “Operating Profit” means (x) the gross revenue invoiced from the sale of Equity Signs to a CPG by Valassis for installation at any Insignia Network Retailer, which gross revenue shall expressly exclude amounts paid by a CPG and invoiced by Valassis for federal, state and local taxes, duties, excises or services taxes, customs duties, freight, insurance and other shipping expenses); which gross revenue is then reduced by the sum of (y) the costs and expenses per sign as set forth on Exhibit B with respect to such Equity Signs payable to Insignia, and (z) Equity Sign Installer Expenses.

(j)                                    “Proprietary Rights” means all rights of either party in their respective Confidential Information or Intellectual Property.

(k)                                 “Retailer” means a reseller that sells consumer packaged goods or other goods to consumers.

(l)                                     “Signs with Price” means any in-store advertising signs that state a price for the product(s) advertised thereon.

(m)                             “Signage” means Signs with Price or Equity Signs.

(n)                                 “Third Party Installer” means a party who is contracted to install, monitor and/or maintain Signage at a Retailer.

(o)                                 “Territory” means the United States of America.

(p)                                 “Valassis Retailer Network” means all Retailers with whom Valassis has a contractual relationship to place Signage at such Retailer’s location(s), currently consisting of the Retailers set forth on Exhibit C, not to include those Retailers with whom Insignia has a direct contractual relationship.  “Valassis Retailer” means a Retailer in the Valassis Retailer Network.

2.                                      Valassis Exclusive Rights and Obligations.  Subject to the terms, conditions, and restrictions of this Agreement, and conditioned on Valassis’ timely payment of all amounts payable hereunder (other than those amounts being contested in good faith), during the term of this Agreement and to the extent allowed by its existing agreements, Insignia grants to Valassis the exclusive right and Valassis accepts the obligation to use diligent, commercially reasonable efforts to market and offer to sell Equity Signs to any CPG for installation within the Insignia Retailer Network.  Equity Signs shall be produced exclusively by Insignia and distributed for placement in one or more Insignia Network Retailer(s).  Valassis shall be entitled to use its judgment in determining the appropriate timing and Equity Sign offerings to CPGs and placement options within the Insignia Retailer Network consistent with the terms and conditions of this Agreement.  Valassis shall solely sell Equity Signs for Insignia Network Retailers, or other tactics as the parties may agree in writing.  Insignia reserves all of its Proprietary Rights in the Signs with Price, and reserves all right(s) to offer, market and sell the Signs with Price itself to any CPG.

3.                                      Insignia Exclusive Rights and Obligations.  Subject to the terms, conditions, and restrictions of this Agreement, and conditioned on Insignia’s timely payment of all amounts payable hereunder (other than those amounts being contested in good faith), during the term of this Agreement and in the Territory, Valassis grants to Insignia the exclusive right and Insignia accepts the obligation to use diligent, commercially reasonable efforts to market and offer to sell Signs with Price to any CPG for installation within the Valassis Retailer Network.  Valassis and its Affiliates shall solely use Insignia for the sale of Signs with Price to CPGs and for the production of Signs with Price into the Valassis Retailer Network.  The provision of Signs with Price by Valassis, its Affiliates or any other third party on behalf of Valassis and/or its Affiliates other than Insignia and its Affiliates is hereby expressly prohibited.  Insignia shall be entitled to use its judgment in determining the appropriate timing and Signs with Price offerings to CPGs and placement options within the Valassis Retailer Network consistent with the terms and conditions of this Agreement.  Prior to production, Insignia shall provide digital images of Signs with Price for distribution to Valassis Retailers and Valassis shall promptly distribute the same and promptly notify Insignia if a Retailer objects to such Signage.

4.                                      Insignia Extended Retailer Network.  Insignia may remove Retailers from the Insignia Extended Retailer Network by providing Valassis five (5) business days’ notice in the event Insignia determines, in its sole and complete discretion, that a competitor of Valassis and/or Insignia is supplying such Retailer with in-store tactics sufficiently similar to Equity Signs; provided, however, that Insignia shall have no liability to Valassis relating to its failure to remove a Retailer from the Insignia Extended Retailer Network.  If requested by Valassis, unless bound by an obligation of confidentiality, Insignia shall reasonably inform Valassis of the reason for removing the Retailer from the Insignia Extended Retailer Network.  [**]  Valassis shall provide written approval of the addition of the Retailer’s location to the Insignia Extended Retailer Network.  Furthermore, Valassis may requests to have additional Retailers (to whom Insignia otherwise supplies Signs with Price) added to the Insignia Extended Retailer Network by providing Insignia with a written request, and, in such case, upon Insignia receiving the consent from the Retailer, such Retailer shall be added to the Insignia Extended Retailer Network.  Currently, Insignia’s agreements with Retailers in the Insignia Extended Retailer Network do not address the sale of Equity Signs. During the term of this Agreement, Insignia will use diligent, commercially reasonable efforts to include the sale of Equity Signs to such Retailers and shall be entitled, in its sole and complete discretion, to determine the appropriate time, manner and related business implications of such conversations and weigh the same against its undertaking in this sentence.

5.                                      Prices and Payment.

(a)                                 Price for Equity Signs.  For any sale of Equity Signs by or on behalf of Valassis to any CPG for placement within the Insignia Extended Retailer Network, Valassis shall

**  Confidential Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

pay Insignia the sum of (i) [**] percent ([††]%) of the Operating Profit from the sale of such signs and (ii) the costs and expenses set forth on Exhibit B with respect to such signs.  Valassis shall provide and certify true, correct and complete information reasonably required by Insignia for the purposes of calculating Operating Profit within ten (10) business days after beginning of the applicable program (which shall expressly include the gross revenue invoiced from the sale of the applicable Equity Signs); provided that the inadvertent failure to provide such complete information shall not be deemed a breach of this Agreement in the event that Valassis promptly remedies the same upon learning of such insufficiency and such insufficiency does not result in a payment discrepancy. The costs and expenses set forth on Exhibit B are subject to adjustment in the event that the costs and expenses, either with respect to one or more current or future Retailers or with respect to the production of Signage, increase.  Insignia shall provide ninety (90) days’ notice to Valassis setting forth such changes in costs and expenses and Valassis shall have thirty (30) days to determine whether to continue to continue to sell Equity Signs to affected Retailers.  In the event Valassis elects to continue to sell to such Retailers, Insignia shall produce an amended Exhibit B and the pricing shall take effect on the date so-specified by Insignia (which shall not, in any event, occur earlier than ninety (90) days after the date of notice of such changes).

(b)                                 Third Party Installation.  In addition to the foregoing, each of Valassis and Insignia shall be responsible for payment of fifty and 00/100 percent (50.00%) of the Equity Sign Installer Expenses incurred with respect to Equity Signs produced pursuant to the foregoing Section 5(a).  The current Equity Sign Installer Expenses proposed to be charged by Mosaic US Holdings Inc. and its Affiliates, successors or assigns (collectively, “Mosaic/Impact”) are set forth on Exhibit B, based upon installation, de-installation, monitoring, maintenance, if selected, and removal of Signage occurring every four (4) weeks and such other customary terms as the parties have utilized prior to the Effective Date.  In the event that Mosaic/Impact or another Third Party Installer increases such Equity Sign Installer Expenses, upon receiving notice of such increase and provided Valassis is not contemporaneously informed, Insignia shall promptly inform Valassis of such changes.  In the event that Valassis requests installation, de-installation, monitoring, maintenance, if selected, and removal of Signage to occur more frequently than every four (4) weeks, or otherwise modifies the customary installation terms, such costs may be in excess of those set forth on Exhibit B.  In the event that Valassis desires to employ installation, de-installation, monitoring or maintenance timelines or terms which differ from customary terms described above and such changes increase the Equity Sign Installer Expenses, the parties shall mutually agree upon the allocation of such increased costs. Without limiting the generality of the foregoing, each party hereto acknowledges and agrees that Equity Sign Installer Expenses are pass-through expenses, that Insignia receives no financial benefit therefrom and that Valassis has specifically requested Mosaic/Impact serve as the initial Third Party Installer, and, therefore, while Insignia cannot commit that the Equity Sign Installer Expenses remain consistent with those set forth on Exhibit B, Insignia shall use diligent, commercially reasonable efforts to manage the costs and expenses of the Third Party Installer and encourage it to continue to offer Insignia installation expenses set forth in Exhibit B.

††  Confidential Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

(c)                                  Price for Signs with Price.  For any sale of Signs with Price to any CPG by Insignia for placement within the Valassis Retailer Network, Insignia shall be entitled to all gross revenue received from or on behalf of such CPG related to such signs and Insignia shall pay Valassis the costs and expenses set forth on Exhibit D, with respect to such signs, in consideration for Valassis providing Insignia with the rights set forth in Section 3, above, and the right to sell Signs with Price into the Valassis Retailer Network.  The costs and expenses set forth on Exhibit D are subject to adjustment in the event and to the extent that (i) the costs and expenses with respect to a new Retailer added to the Valassis Retailer Network exceed the costs and expenses set forth on Exhibit D, or (ii) the costs and expenses with respect to a current Retailer increase in a new or renewed agreement with such Retailer.  The costs and expenses set forth on Exhibit D are inclusive of all costs and expenses incurred and payable to a Third Party Installer for the installation, de-installation, monitoring and maintenance of Signs with Price.  Valassis shall provide five (5) business days’ notice to Insignia upon learning of a potential cost and expense increase or a higher amount of cost or expense in the case of a new Retailer setting forth such changes in or new costs and expenses.  Insignia and Valassis shall have thirty (30) days to produce an amended Exhibit D and the pricing shall take effect on the date agreed upon by the parties.

(d)                                 Invoicing; Payment.  Each party hereto shall invoice the other for the amounts payable hereunder and shall use commercially reasonable efforts to do so no later than thirty (30) days after the applicable program runs.  Each party hereto shall remit to the other party payment for all amounts due within thirty (30) days of the date of the invoice; provided, that payment obligations under Section 5(f) shall not be invoiced and shall be paid by Insignia upon the date agreed within Section 5(f).  All payments shall be in U.S. Dollars.

(e)                                  Taxes.  All rates are inclusive of any export, withholding, federal, state and local taxes, duties, excises or services taxes (including any universal service assessment).  If a party is required by law to collect sales or use tax for products or services sold to the other party under the terms of this Agreement, the first party will itemize the applicable tax on each invoice, and the other party agrees that it will pay such taxes.

(f)                                   Exclusive Rights Payment.  In consideration for the termination of the exclusive right held by Valassis to sell Signs with Price to certain CPGs under the Existing Agreements or otherwise, Insignia herby agrees to pay Valassis the aggregate amount of Five Hundred Thousand and 00/100 Dollars ($500,000.00), payable as follows: (i) One Hundred Twenty Five Thousand and 00/100 Dollars ($125,000.00) beginning within five (5) days of the Effective Date; (ii) Sixty Two Thousand Five Hundred and 00/100 Dollars ($62,500.00) on March 29, 2014; (iii) Sixty Two Thousand Five Hundred and 00/100 Dollars ($62,500.00) on April 7, 2014; (iv) One Hundred Twenty Five Thousand and 00/100 Dollars ($125,000.00) on June 27, 2014; and (v) One Hundred Twenty Five Thousand and 00/100 Dollars ($125,000.00) on September 26, 2014.

6.                                      Recordkeeping; Audit Rights.  Each of Insignia and Valassis shall keep reasonably accurate and complete records relating to (i) the costs and expenses incurred in connection with satisfying its obligations hereunder and (ii) any amounts paid or payable by a CPG or otherwise which, pursuant to the terms and conditions hereof, are split with the other party hereto, in whole or in part, hereunder.  From time to time during the term of this Agreement and for a period of two (2) years thereafter, if requested as set forth herein, each party (as applicable, the “Non-Examining Party”) will permit and fully cooperate with agents of the requesting party (the “Examining Party”) to examine the portion of the Non-Examining Party’s books and records to the extent the same relate to the information described in the prior sentence.  The Examining Party must give reasonable written notice of at least five (5) business days prior to the designed date of such examination, and such examination will take place during the Non-Examining Party’s normal business hours in a manner designed not to materially disrupt the business activities of the Non-Examining Party.  To the limited extent necessary, the Non-Examining Party may keep confidential agreements or other information required thereby to be kept confidential, provided such Non-Examining Party provides the Examining Party reasonably sufficient information concerning such agreements or other information to allow the Examining Party to ensure the Non-Examining Party has complied with the payment obligations hereunder.  Each party hereto, in connection with any renewal or new agreement will use commercially reasonable efforts to provide that such confidential agreements and other confidential information may be disclosed for the limited purposes described in this section.  Any fees, costs or expenses incurred in connection with such examination shall be the sole responsibility of the Examining Party. Any payment discrepancies identified by the Examining Party shall be promptly remedied by the Non-Examining Party, which shall in any event be remedied within five (5) business days.  Following the examination, the Examining party shall provide written notice to the Non-Examining Party of any deficiencies.  The Non-Examining Party shall have ten (10) days to review and respond to such written notice.  To the extent that the parties agree that a payment deficiency exists, the Non-Examining Party shall make the payment to the Examining Party within ten (10) business days of the expiration of such five (5) day period.  Notwithstanding the foregoing, if the Non-Examining Party refuses to make a deficiency payment due hereunder and it is ultimately determined that such payment was due and owing, it shall be deemed a material breach of this Agreement.

7.                                      Production, Delivery, and Reimbursement.

(a)                                 Production, Distribution and Execution. Insignia shall be the exclusive provider of Signs with Price to the Valassis Retailer Network. Valassis shall be the exclusive provider of Equity Signs to the Insignia Extended Retailer Network.  Insignia shall fulfill and ship all orders on the schedule agreed upon by the parties hereto (according to size limitations of Insignia’s current production capabilities).  In connection with the production of Signage by Insignia for Valassis, Valassis shall provide Insignia true, complete and correct designs and specifications for each such Signage and all graphics digitally or in the form of camera-ready art for production.  Insignia shall not be obligated to inspect or approve such designs or specifications and shall not be responsible for errors in such designs or specifications under any circumstances. To the extent Valassis notifies Insignia with reasonably sufficient time and particularly, Insignia shall make such modifications reasonably requested by Valassis consistent with the requirements of the CPG or Retailer and shall print such Equity Signs in the form approved by Valassis.  Other terms and conditions relating to the provision of Equity Signs to Valassis are set forth on Exhibit E.  Valassis shall not modify any Signage produced by Insignia without Insignia’s prior written consent.  Insignia shall arrange for the timely distribution or delivery (as appropriate) of Signage to the Third Party Installer or, with respect to Equity Signs, as otherwise directed by Valassis, and shall ship using its standard packing and containers and in conformance with its standard shipping procedures which are consistent with good industry practices.  From time to time if requested by Valassis, Insignia shall provide to Valassis samples of such Signage at the time of final delivery.

(b)                                 Delivery. Provided Insignia complies with its obligations under Section 7(a), Insignia shall not be responsible for shipping and/or delivery delays or damage to Signage caused by third-party carrier delays, loss, delivery errors, damage to Signage or other such circumstances resulting in a delivery delay; provided, however, that Insignia shall use commercially reasonable efforts to assist Valassis to minimize the impact of such shipping and/or delivery delays or damage on the affected program.

(c)                                  Quality; Reimbursement. Subject to the provisions of Section 16 (Force Majeure), Insignia will produce Equity Signs using materials and processes consistent with good industry practice, and at least in conformance with Insignia’s historical production standards, except as expressly agreed upon by the parties in writing.  In the event that Equity Signs provided under this Agreement do not meet such commercially reasonable standards for quality or are not distributed for shipment in a timely manner, Valassis shall promptly inform Insignia of the nonconformity upon learning of the same and Valassis’ sole remedy for such non-conformity or delay shall be as follows: (i) first, to the extent reasonably practical, Valassis and Insignia shall cooperate and use commercially reasonable efforts to deliver conforming Signage to the Third Party Installer and to cause the installation of such Signage in a manner reasonably designed to eliminate or minimize the impact on the affected program from such non-conformity; and (ii) second, to the extent Insignia is unable to so eliminate or minimize such impact, Valassis may offer a commercially reasonable discount, refund or credit to the affected CPG pursuant to the terms and conditions of this section. In the event Valassis offers a discount, rebate or refund to a CPG in respect of Insignia’s failure to duly perform under this section (by way of example and without limitation, in respect of failure to ship Signage in accordance with the applicable schedule, inaccurate printing on Equity Signs caused by Insignia errors or execution of the applicable program that is inferior to industry standards), Valassis and Insignia shall confer concerning the amount, type and timing and conditions for providing a commercially reasonable discount, rebate or refund to the affected CPG.  Subject to the provisions of Section 16 (Force Majeure), Insignia shall, upon request, promptly reimburse Valassis for such commercially reasonable discount, rebate or refund actually provided to the CPG.

8.                                      Facilitation.  Insignia and Valassis shall cooperate with one another, in a manner consistent with past practices to facilitate and relay communication from a party’s respective Retailers to the other to enable the timely and reasonably acceptable (to both the CPGs and the respective Retailers) production and installation of relevant Signage.  During the period preceding installation, the Retailers shall conduct a review of the Signage and submit change requests.  Insignia will use commercially reasonable efforts to promptly obtain rejections of proposed Valassis Equity Sign programs, if any, for Retailers within the Insignia Extended Retailer Network and inform Valassis of the same promptly and in any event at least five (5) weeks prior to beginning of the cycle for all orders that have been received by Insignia at least two (2) weeks prior to that time. Valassis will use commercially reasonable efforts to promptly obtain rejections of proposed Insignia Signs with Price programs, if any, for Retailers within the Valassis Retailer Network and inform Insignia of the same promptly and in any event at least two (2) weeks prior to beginning of the cycle for all orders that have been received by Valassis at least two (2) weeks prior to that time.

9.                                      Third Party Installation. With respect to the installation of Equity Signs in the Insignia Extended Retailer Network, Insignia shall select a Third Party Installer. With respect to the installation of Signs with Price in the Valassis Retailer Network, Valassis shall select a Third Party Installer.  In the event that a Third Party Installer is unable to provide such installation, monitoring and/or maintenance services with respect to a Retailer or one or more locations operated by a Retailer, the party responsible for selecting such Third Party Installer shall be entitled to select one or more additional Third Party Installers.  Each party hereto agrees that Mosaic/Impact shall be an approved Third Party Installer.  Each party hereto may work directly with the Third Party Installer(s) responsible for installation, monitoring, maintenance and removal of any Signage that it sells to CPGs, or that it produces, to supply instructions related thereto and such Third Party Installers shall supply each party hereto with summarized compliance reports for those programs in question.  If a party hereto reasonably determines that a Third Party Installer is not performing its obligations in a manner consistent with the responsibilities set forth herein, such party may require the termination of such Third Party Installer, either with respect to one or more individual Retailers, CPGs or entirely upon reasonable notice to the other party hereto, it being understood that the installation/monitoring/removal schedules and/or agreements with such Third Party Installer may require a longer notice period, which the parties shall accommodate.  Installation, monitoring, maintenance and removal of Signage will occur once every four (4) weeks for monitored programs, and a time-period equal to the length of the program for unmonitored programs.  Each of Insignia and Valassis shall require [‡‡] compliance rate from the Third Party Installers for all Insignia and Valassis installations and removal.

10.                               Term and Termination.

(a)                                 Term.  The term of this Agreement shall commence on the Effective Date and shall continue until December 31, 2017 (the “Initial Term”) unless terminated earlier (i) by mutual consent of the parties hereto; or (ii) pursuant to the provisions of this Section 10.

(b)                                 Termination for Convenience.  Either party may terminate this Agreement for any reason by providing ninety (90) days prior written notice to the other party hereto.  If this Agreement is terminated pursuant to this section, the non-terminating party may solicit the Retailers of the terminating party for inclusion in its retailer network with the consent of the terminating party, which will not be unreasonably withheld, conditioned or delayed, provided that it is entitled to do so under its obligations of confidentiality with the Retailer.

(c)                                  Termination for Default. If either party defaults in the performance of any material obligation under this Agreement, then the non-defaulting party may, in addition to any other remedies it may have, give written notice to the defaulting party of the default, in such reasonable detail to enable the defaulting party to identify and act upon the default.  If the defaulting party fails to cure the default within thirty (30) days after the date of such notice, the non-defaulting party may terminate the Agreement effective immediately upon delivery of written notice to the defaulting party.

‡‡  Confidential Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

(d)                                 For Breach of Representations or Warranties. If either party breaches a representation or warranty given under Section 13 hereof, the other party may terminate the Agreement immediately upon written notice to the breaching party.

(e)                                  Survival of Certain Terms.  The provisions of Sections 1, 6, 11, 12(a)-(g), 14, 15, and 17(c)-(d) and (m) of this Agreement, and all payment or delivery obligations incurred during the term of this Agreement, shall survive the expiration or termination of this Agreement for any reason.  All other rights and obligations of the parties shall cease upon termination of this Agreement.

11.                               Intellectual Property.

(a)                                 Acknowledgement.  Insignia and Valassis acknowledge and agree that Insignia owns all of its Proprietary Rights, and Valassis owns all of its Proprietary Rights.  The use by one party of the Proprietary Rights of the other party is authorized only for the purposes herein set forth and, except as otherwise set forth herein, upon termination of this Agreement for any reason, such authorization will cease.

(b)                                 Use of Trademarks; Other Intellectual Property.  During the term of this Agreement, and subject to obtaining the prior approval of the other party (the “consenting party”), which consent shall not be unreasonably withheld, conditioned or delayed, each party (the “using party”) may: (i) advertise that the consenting party is in a business relationship with the using party in respect of Signage distributed under this Agreement; and (ii) co-brand Signage distributed under this Agreement with the consenting party’s trademarks.  The consenting party shall provide consenting party trademarks digitally or in the form of camera-ready art for production or other authorized use.  Nothing herein will grant to the using party any right, title or interest in the consenting party’s trademarks, or any goodwill of its business represented by the consenting party’s trademarks, and all such use hereunder will inure to the sole benefit of the consenting party, and the consenting party may withdraw its consent at any time, upon its sole and complete discretion, but such consent shall not require the removal of any then-existing use that is in conformity with the terms and conditions hereof when produced.  The using party will follow the reasonable trademark usage guidelines and restrictions communicated in writing by the consenting party, will provide examples of its usage of the consenting party’s trademarks upon request by the consenting party, and will, as promptly as reasonably practicable, correct any deviations from such guidelines upon notification by the consenting party of such deviations.

(c)                                  Cessation of Use.  Except as otherwise provided in this Agreement, upon termination of this Agreement for any reason, the using party will immediately cease all use of the consenting party’s trademarks. Upon termination of this Agreement, or any earlier time if required by the consenting party, the using party shall destroy (and certify to the consenting party in writing the destruction thereof) or deliver to the consenting party all materials and records, in all media and in the using party’s control or possession, which bear such names and trademarks, including any sales literature; provided, however, that the using party may retain (i) one (1) copy of records for compliance purposes and (ii) records to the extent it they are contained in computer archives made in the ordinary course of business which would be commercially impracticable to delete.

12.                               Certain Covenants.

(a)                                 Nondisclosure.  Each party shall treat as confidential all Confidential Information of the other party, shall not use or disclose such Confidential Information to any third party except as set forth herein, without the prior written consent of the other party.  Without limiting the foregoing, each of the parties shall use at least the same degree of care which it uses to prevent the disclosure of its own confidential information of like importance to prevent the disclosure of Confidential Information disclosed to it by the other party under this Agreement.  Each party shall promptly notify the other party of any actual or suspected misuse or unauthorized disclosure of the other party’s Confidential Information.

(b)                                 Exceptions.  Notwithstanding the above, neither party shall have liability to the other with regard to any Confidential Information of the other which the receiving party can prove: (i) was available to the public at the time it was disclosed or later became available to the public through without a breach of this Section 12 by the receiving party; (ii) was known to the receiving party without restriction of confidentiality at the time of disclosure, as demonstrated by its records; (iii) is disclosed with the prior written approval of the disclosing party; (iv) was independently developed by or for the receiving party without any use of or reference to the Confidential Information, as demonstrated by its records; or (v) is disclosed pursuant to the order or requirement of a court, administrative agency, or other governmental body or securities exchange; provided, however, that the receiving party shall provide prompt notice thereof to the disclosing party to enable the disclosing party to seek a protective order or otherwise prevent or restrict such disclosure.

(c)                                  Discontinued Use and Return of Confidential Information.  Upon expiration or termination of this Agreement, each receiving party shall discontinue, in any manner, the use of the disclosing party’s Confidential Information.  Each receiving party, at its election, shall destroy (and certify to the other party in writing of the destruction thereof) or return to the disclosing party all Confidential Information received from the other party; provided, however, that the receiving party may retain (i) one (1) copy of written Confidential Information for compliance purposes and (ii) Confidential Information to the extent it is contained in computer archives made in the ordinary course of business which would be commercially impracticable to delete.

(d)                                 Confidentiality of Agreement.  Each party agrees that the existence and terms and conditions of this Agreement shall be treated as Confidential Information and shall not be disclosed to any third party; provided, however, that each party may disclose the existence and terms and conditions of this Agreement: (i) to the extent that one or more the conditions under Section 12(b) have been fulfilled; (ii) as otherwise required by law or any listing or trading agreement concerning its publicly-traded securities; (iii) to legal counsel of the parties or otherwise to enforce its rights hereunder through legal process; (iv) in confidence, to accountants, banks, and financing sources and their advisors; (v) in connection with the enforcement of this Agreement or rights under this Agreement; (vi) in confidence, in connection with an actual or proposed merger, acquisition, or similar transaction of, with or by such party; or (vii) or to the limited extent necessary to perform its obligation hereunder, or to enforce its rights.

(e)                                  Disclosure.  During the term of the Agreement, no party shall make, or cause to be made, any press release or public announcement or otherwise communicate with news media in respect of this arrangement without the prior consent of the other party.  To the extent possible, the parties shall cooperate as to the timing and contents of any such press releases or public announcements.  Notwithstanding the foregoing, the timing of any such disclosure or filing shall be governed by the deadlines required by the aforementioned listing agreement or securities exchange rules.

(f)                                   Disparagement.  Each party hereto agrees that it will not engage in conduct, take any action, make any statement or representation which disparages, is materially injures or is materially detrimental to the reputation, goodwill or commercial interests of the other party hereto or its respective Affiliates.

(g)                                  Non-Solicitation of Employees. Each of the parties agrees, on behalf of itself and its affiliates, that it will not, directly or indirectly, during the initial or renewal terms of the Agreement and for six (6) months thereafter, recruit, solicit or hire any officers or employees of the other or any of the other’s Affiliates; provided, however, that the foregoing shall not apply to general solicitations for employment by such party which may be responded to by employees of the other party hereto.

(h)                                 Cooperation; Nonsolicitation of Retailers.  During the term of this Agreement, each party hereto agrees to use commercially reasonable efforts to work cooperatively with their respective Retailers to help to maintain the other party’s existing Signage sales, will not knowingly interfere with or otherwise persuade such a Retailer to breach its contract with the other party hereto. During the term of and except as contemplated by this Agreement and with the cooperation of the other party hereto, Valassis agrees not to solicit an Insignia Retailer for the purposes of selling Signage and Insignia agrees not to solicit a Valassis Retailer for the purpose of selling Signage.  Notwithstanding the foregoing, in the event that a party hereto has any knowledge of facts or circumstances that would lead the party to believe that its contract with a Retailer will not be renewed or will otherwise be terminated, such party is obligated to provide written notice and approval to allow the other party the opportunity to solicit such Retailer for inclusion within its retail network (without regard to the foregoing restrictions) to the other party one hundred twenty (120) days prior to the termination date of such contract, provided that it is entitled to do so under its obligations of confidentiality with the Retailer. During such period, the other party hereto is entitled to freely solicit such Retailer for inclusion in its retailer network.

(i)                                     Remedies.  Any such breach of the provisions of this Section 12 shall entitle the nonbreaching party to seek injunctive relief in addition to all legal remedies.

13.                               Representations and Warranties.  Each party represents and warrants that (i) it has the full right, power and authority to enter into this Agreement and to discharge its obligations hereunder; (ii) it has not entered into any agreement inconsistent with this Agreement or otherwise granted any third party any rights inconsistent with the rights granted to the other party under this Agreement, and so its entering into this Agreement shall not constitute a breach of an agreement with any third party; (iii) it shall comply with all applicable federal, state and local laws and regulations in the performance of its obligations hereunder; and (iv) at the Effective Date and upon submission of each any design or specification, that such party shall have all necessary rights and approval to any Intellectual Property set forth in or contemplated by any of its designs and specifications relating to any Signage produced or distributed pursuant to the terms and conditions hereof.

14.                               Indemnification.

(a)                                 By Valassis.  Valassis shall defend, indemnify and hold harmless Insignia and its officers, directors, shareholders, employees, accountants, attorneys, agents, affiliates, subsidiaries, successors and assigns from and against any and all claims, losses, liabilities, damages, and such costs and expenses of (including, without limitation, reasonable legal fees and expenses) (collectively, “Liabilities”), arising out of or related to (i) claims made by a third party relating to the sale and marketing of Signage by Valassis or its contractors hereunder, (ii) claims made by a third party relating to performance of the obligations of Valassis or its contractors (other than Insignia or a Third Party Installer retained by Insignia for installation of Equity Signs)  hereunder, (iii) the breach of any representation or warranty given by Valassis hereunder, or (iv) claims made by a third party relating to a claim that any Signage infringes or is alleged to infringe on the Intellectual Property rights of any person to the extent that such infringement or alleged infringement arises out of any design, specification or instruction for the production of Signage from Valassis, including any Intellectual Property set forth therein, or (v) claims made by a third party relating to any act or omission by Valassis.

(b)                                 By Insignia.  Insignia shall defend, indemnify and hold harmless Valassis and its officers, directors, shareholders, employees, accountants, attorneys, agents, affiliates, subsidiaries, successors and assigns from and against any and all Liabilities arising out of or relating to (i) claims made by a third party relating to the sale and marketing by Insignia or its contractors of its Signage, (ii) claims made by a third party relating to performance of the obligations of Insignia or its contractors hereunder (other than Valassis or a Third Party Installer retained by Valassis for installation of Signs with Price), (iii) a breach of any representation or warranty given hereunder by Insignia, (iv) claims made by a third party relating to a claim that any Signage infringes or is alleged to infringe on the Intellectual Property rights of any person but only to the extent that such infringement or alleged infringement does not arise out of any design, specification or instruction for the production of Signage from Valassis, its Affiliates or representatives or any CPG or any Intellectual Property set forth therein; or (v) claims made by a third party relating to any act or omission by Insignia.  If Signage becomes, or in the opinion of Insignia may become, the subject of a claim of infringement of any Intellectual Property rights of any person (not arising out of any design, specification or instruction for the production of Signage from Valassis or its Affiliates or representatives or any Intellectual Property set forth therein), Insignia may, at its option:  (a) procure for Valassis the right to use Signage free of any liability; (b) replace or modify Signage to make such Signage non-infringing; or (c) terminate this Agreement.  In addition, in the event that Insignia fails to begin to implement at least one of its options (a), (b) or (c) within thirty (30) days after Insignia receives notice of any such claim of infringement, Valassis may terminate this Agreement.

(c)                                  Procedure. An indemnified party shall promptly provide the indemnifying party written notice upon becoming aware, or having reason to know, of any actual or potential Liabilities.  The written notice shall include a request for indemnification from the indemnified party.  The failure to promptly deliver such written notice to the indemnifying party shall not relieve the indemnifying party from any obligation to indemnify the indemnified party except to the extent that the indemnified party is adversely affected by such delay.  The indemnified party shall cooperate fully with and provide all reasonably requested assistance to the indemnifying party in the defense of such Liabilities, at the reasonable expense of the Indemnifying Party.  The indemnifying party shall have sole control in all respects over such defense including, without limitation, the settlement of any claim if that claim may be settled solely by the payment of money damages by the indemnifying party with full release of the indemnified party, otherwise the prior written assent of the indemnified party shall be required for settlement.  The indemnified party shall not unreasonably withhold such consent.

(d)                                 Exclusive Remedy.  Except with respect to the restrictive covenants set forth in Section 12, the provisions of this Section 14 shall be the sole and exclusive remedy for a breach of the representations, warranties and covenants set forth in this Agreement.

15.                               Limitation of Liability.  IN NO EVENT SHALL ANY PARTY HERETO BE LIABLE FOR, LOST PROFITS (EXCEPT WITH RESPECT TO THE DISCOUNTS, REBATES OR REFUNDS PROVIDED IN SECTION 7(C)) OR ANY CONSEQUENTIAL, SPECIAL, INCIDENTAL, OR INDIRECT DAMAGES, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY (INCLUDING NEGLIGENCE OR STRICT LIABILITY), ARISING OUT OF THIS AGREEMENT.  THE PARTIES ACKNOWLEDGE AND AGREE THAT THE AMOUNTS PAYABLE HEREUNDER BY ARE BASED IN PART UPON THESE LIMITATIONS, AND FURTHER AGREE THAT THESE LIMITATIONS SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.  WITH THE EXCEPTION OF THE PAYMENT OF FEES HEREUNDER THE PARTIES INDEMNITY OBLIGATIONS UNDER SECTION 14(a)(iv) and SECTION 14(b)(iv), EACH PARTY’S LIABILITY UNDER THIS AGREEMENT FOR LIABILITIES, SHALL BE LIMITED TO THE LESSER OF THE GROSS PROCEEDS FROM THE SALE OF SIGNAGE BY SUCH PARTY PURSUANT TO THE TERMS OF THIS AGREEMENT IN THE TWELVE (12) MONTH PERIOD IMMEDIATELY PRECEDING THE CLAIM BEING ASSERTED OR FIVE MILLION DOLLARS ($5,000,000).

16.                               Force Majeure.  Neither party shall be liable in damages nor shall the other party have the right to terminate this Agreement (except as set forth in the following sentence) for the delay or default in performing hereunder by a party if such delay or default is caused by conditions beyond that party’s reasonable control which persist unabated for the duration of the delay, including, but not limited to Acts of God (including but not limited to fire, flood, earthquake, storm, hurricane or other natural disaster), war, invasion, act of foreign enemies, hostilities (regardless of whether war is declared), civil war, rebellion, revolution, insurrection, terrorist activities, blockage, embargo, government restrictions (including the denial or cancellation of any applicable export or other necessary license), failure of electricity or telephone service (provided that such failure is not attributable to the act or omission of the delayed party), failure of suppliers, subcontractors, and carriers to perform for any reason not attributed to the act or omission of the delayed party, or the other party’s default hereunder for which notice has been timely provided to the defaulting party. If the delay or default continues for more than thirty (30) days, the non-delayed party may terminate this Agreement upon written notice to the delayed party but without damages from the delayed party.

17.                               Miscellaneous.

(a)                                 Independent Contractor.  Neither party shall, for any purpose, be deemed to be an agent or partner of the other party, and the relationship between the parties shall only be that of independent contractors.  The use of the term “partner” in presentations to third parties by the parties hereto shall not relate to a legal partnership between the parties. The term “partner” shall mean that the parties are associating with each other for a particular endeavor. Except as provided in this Agreement, neither party shall have any right or authority to assume or create any obligations or to make any representations or warranties on behalf of any other party, whether express or implied, or to bind the other party in any respect whatsoever.

(b)                                 Amendments and Waivers.  Any term of this Agreement may be amended or waived only with the written consent of the parties or their respective permitted successors and assigns.  Any amendment or waiver effected in accordance with this Section (b) shall be binding upon the parties and their respective successors and assigns.

(c)                                  Successors and Assigns.  The rights, obligations or privileges of a party under this Agreement may not be transferred or assigned, by operation of law or otherwise, without the prior written consent of the other party; provided, however, that the Agreement may be assigned, without consent but upon notice, (i) to an Affiliate; and/or (ii) to a person that acquires all or substantially all of the assets of the assigning party (including, without limitation, the rights to the assigning party’s retailer network), whether through the sale of assets, through a merger or otherwise by operation of law.  Subject to the foregoing, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(d)                                 Governing Law; Venue.  This Agreement shall be governed by and construed in accordance with the internal laws of the state in which the State of Michigan, without regard to conflicts of law rules. Any action initiated by Valassis against Insignia shall be initiated in the State or Federal Courts located in the State of Minnesota. Any action initiated by Insignia against Valassis shall be initiated in the State or Federal Courts located in the State of Michigan. Each party hereto irrevocably consents to the jurisdiction of the foregoing courts as further set forth above.

(e)                                  Notices.  Unless otherwise set forth herein, any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier or overnight delivery service, or by regular mail as certified or registered mail with postage prepaid, if such notice is addressed to the party to be notified at such party’s address, as set forth below, or as subsequently modified by written notice. Each party encourages the other party to use email to provide early communication of notices, but an email alone shall not constitute notice.

Insignia:	Valassis:

8799 Brooklyn Blvd.	19975 Victor Parkway
Minneapolis, MN 55445	Livonia, Michigan 48152
Attn: Glen Dall	Attn: Larry Berg
Phone: (763) 392-6221	Phone: (734) 432-2726
gdall@insigniasystems.com	BergL@valassis.com

(f)                                   Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith, in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable.  In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(g)                                  Entire Agreement.  This Agreement is the product of both of the parties hereto, and constitutes the entire agreement between such parties pertaining to the subject matter hereof, and supersedes all prior agreements, letters of intent or business terms, negotiations and drafts of the parties with regard to the transactions contemplated herein.  Any and all other written or oral agreements existing between the parties hereto regarding such transactions are expressly canceled; provided, however, that any outstanding orders placed under the Existing Agreements, which are listed in Exhibit F hereof, shall continue to be governed by the Existing Agreements in all respects and each shall be timely and completely performed. Subject to the foregoing sentence, this Agreement expressly supersedes the agreements between the parties, including, without limitation, the Existing Agreements, which shall hereafter be given no further force or effect, provided that any fees due and payable thereunder for activities prior to the Effective Date shall be timely paid by the applicable parties, and any terms expressly described in each such superseded agreement as surviving the termination or expiration of that agreement shall survive.

(h)                                 Advice of Legal Counsel.  Each party acknowledges and represents that, in executing this Agreement, it has had the opportunity to seek advice as to its legal rights from legal counsel and that the person signing on its behalf has read and understood all of the terms and provisions of this Agreement.  This Agreement shall not be construed against any party by reason of the drafting or preparation thereof.

(i)                                     Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(j)                                    Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

(k)                                 Expenses.  Each party will bear its own costs and expenses (including legal fees and expenses) incurred in connection with the negotiation, preparation and execution of this Agreement and, except as explicitly provided herein, the transactions contemplated hereby.

(l)            Failure to Pursue Remedies.  The failure of any party to seek redress for violation of, or to insist upon the strict performance of, any provision of this Agreement shall not prevent a subsequent act, which would have originally constituted a violation, from having the effect of an original violation.

(m)          Cumulative Remedies.  The rights and remedies provided by this Agreement are cumulative and the use of any one (1) right or remedy by any party shall not preclude or waive its right to use any or all other remedies.  Said rights and remedies are given in addition to any other rights the parties may have by law or otherwise.

(n)           No Implied Rights or Remedies.  Nothing expressed or implied shall be construed to confer upon any person, except a party hereto or CPGs, any rights or remedies under or by reason of this Agreement.

(o)           Cooperation and Good Faith.  The parties intend and agree to cooperate in good faith to achieve the intended benefits of this Agreement for both parties.

 [Signature Pages Follow]

IN WITNESS WHEREOF, each of the parties has executed this Retail Access and Distribution Agreement as of the Effective Date.

INSIGNIA SYSTEMS, INC.		VALASSIS IN-STORE SOLUTIONS, INC.

By:	/s/ John Gonsior	By:	/s/ Larry Berg
	Name: John Gonsior		Name: Larry Berg
	Title: CFO		Title: VP & GM of Valassis Solutions

LIST OF EXHIBITS

Exhibit A	Initial Retailers in the Insignia Extended Retailer Network

Exhibit B	Equity Sign Costing

Exhibit C	Initial Retailers in the Valassis Retailer Network

Exhibit D	Sign with Price Costing

Exhibit E	Insignia Production

Exhibit F	Outstanding Orders Placed Under The Existing Agreements

Exhibit A
Initial Retailers in the Insignia Extended Retailer Network

Division	Stores
[**	]

** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

A-1

Exhibit B

Equity Sign Costing

Monitored /
Program Duration	Unmonitored	Cost

Traditional Signage
4 week		$	[**]

8 week	Monitored	$	[**]
	Unmonitored	$	[**]

12 week	Monitored	$	[**]
	Unmonitored	$	[**]

Bookends
4 week		$	[**]

8 week	Monitored	$	[**]
	Unmonitored	$	[**]

12 week	Monitored	$	[**]
	Unmonitored	$	[**]

Additional Program Costs:

•                  Single tear pad

•                  Valassis cost (materials and shipping) - $[**]

•                  Insignia cost (labor) - $[**]

Equity Sign Third Party Installer Costing:

The following pricing is the quoted costs from Mosaic/Impact to install and de-install (i.e. two visits to the store) Equity Signs at an individual store.  The pricing is based upon the lower of the time spent at the store or the number of signs installed and de-installed.

•                  30 minute rate (less than 5 signs) - $[**] per store

•                  40 minute rate (6-8 signs) - $[**] per store

•                  50 minute rate (9-10 signs) - $[**] per store

•                  Hourly rate (greater than 10 signs) - $[**] per store

If monitoring is required, the following pricing is the quoted costs from Mosaic/Impact to monitor and maintain the Equity Signs at an individual store and is charged for each visit to the

B-1

store.  The pricing is based upon the lower of the time spent at the store or the number of signs monitored and maintained.

•                  30 minute rate (less than 5 signs) - $[**]per store

•                  40 minute rate (6-8 signs) - $[**] per store

•                  50 minute rate (9-10 signs) - $[**] per store

•                  Hourly rate (greater than 10 signs) - $[**] per store

** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission. confidential treatment has been requested with respect to this omitted information.

B-2

Exhibit C

Initial Retailers in the Valassis Retailer Network

[**]

** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission. confidential treatment has been requested with respect to this omitted information.

C-1

Exhibit D

Sign with Price Costing

A payment of $[**] will be made to Valassis from Insignia for each Sign with Price sold into Valassis’s Retailer Network, after the effective date of this agreement, for all of the Retailers in the Valassis Retailer Network.

** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission. confidential treatment has been requested with respect to this omitted information.

D-1

Exhibit E

Insignia Production

1.              Insignia will use synthetic substrate for all signs hung in the frozen or refrigerated sections. Valassis agrees to re-visit using other, more cost-effective materials if proven to be of equivalent quality to the agreed upon substrate.

2.              Insignia will use a heavier duty top mount or channel mount clips for all Equity Signs.  This will be accomplished by a mutually-acceptable deadline.

E-1

Exhibit F
Outstanding Orders Placed Under The Existing Agreements

P.O. Numbers:

6477-12014, 6572-12014, 6586-12014, 6633-12014, 6640-12014, 6648-12014, 6653-12014, 6661-12014

6194-22014, 6345-22014, 6477-22014, 6536-22014, 6633-22014, 6647-22014, 6648-22014, 6653-22014, 6661-22014, 6688-22014, 6697-22014, 6714-22014

6345-32014, 6536-32014, 6565-32014, 6590-32014, 6629-32014, 6633-32014, 6635-32014, 6642-32014, 6643-32014, 6647-32014, 6650-32014, 6653-32014, 6661-32014, 6689-32014, 6691-32014, 6699-32014, 6700-32014, 6701-32014, 6710-32014, 6726-32014, 6727-32014, 6732-32014

6477-42014, 6565-42014, 6572-42014, 6590-42014, 6633-42014, 6649-42014, 6653-42014, 6661-42014, 6689-42014, 6706-42014, 6713-42014

6345-52014, 6477-52014, 6653-52014, 6661-52014, 6689-52014, 6706-52014, 6713-52014, 6727-52014, 6734-52014, 6752-52014

6345-62014, 6572-62014, 6622-62014, 6648-62014, 6653-62014, 6661-62014, 6698-62014, 6708-62014, 6733-62014, 6734-62014, 6749-62014, 6756-62014, 6758-62014, 6767-62014, 6780-62014

6622-72014, 6648-72014, 6661-72014, 6687-72014, 6698-72014, 6708-72014, 6709-72014, 6711-72014, 6751-72014, 6759-72014, 6780-72014, 6782-72014

6323-82014, 6477-82014, 6648-82014, 6676-82014, 6687-82014, 6704-82014, 6707-82014, 6709-82014, 6717-82014, 6733-82014, 6759-82014, 6777-82014, 6779-82014, 6780-82014, 6782-82014

6323-92014, 6648-92014, 6707-92014, 6717-92014, 6759-92014, 6777-92014, 6780-92014, 6782-92014

6695-102014, 6703-102014, 6711-102014, 6717-102014, 6759-102014, 6777-102014, 6780-102014

6586-112014, 6638-112014, 6695-112014, 6703-112014, 6711-112014, 6717-112014, 6759-112014, 6780-112014

6638-122014, 6639-122014, 6703-122014, 6711-122014, 6759-122014, 6780-122014, 6784-122014

6623-132014, 6639-132014, 6696-132014, 6703-132014, 6757-132014, 6780-132014

F-1

6639-142014, 6696-142014, 6757-142014

6639-152014, 6757-152014

6650-162014, 6676-162014, 6757-162014, 6783-162014

6650-172014, 6702-172014, 6783-172014,

6586-182014, 6676-182014, 6702-182014

6709-192014, 6733-192014, 6783-192014

6704-202014

6733-212014

6709-222014

6586-242014, 6704-242014, 6709-242014

6704-262014, 6709-262014

F-2